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                                                                   EXHIBIT 24.2

                               POWER OF ATTORNEY

The undersigned director of Information Management Associates, Inc. hereby severally constitutes and appoints Albert R. Subbloie, Jr. and Gary R. Martino, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in my name and on my behalf in my capacity as a director to enable Information Management Associates, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----


         /s/ Thomas F. Hill                  Director           April 29, 1997
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           THOMAS F. HILL